Exhibit No. 23
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108128) of Cott Corporation of our report dated June 20, 2006 relating to the financial statements of Cott Beverages San Bernardino Savings & Retirement Plant, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
June 27, 2006